[LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As the independent certified public accountatnts of High Country Bancorp, Inc., we hereby consent to the use of our report, made part of the Form 10-KSB filing for the year ended June 30, 2000.

September 20, 20000

/s/ Grimsley, White & Company
GRIMSLEY, WHITE & COMPANY